UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2009

This supplement, dated May 15, 2009, supplements the proxy statement filed with the Securities and Exchange Commission on April 17, 2009, relating to the Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) to be held on Friday, May 29, 2009 at 9:00 a.m. PT, at the Company’s offices at 4988 Great America Parkway, Santa Clara, California 95054. The purpose of this supplement is to provide information about a recent change in the Company’s policy regarding change-in-control severance payments.

On May 14, 2009, the Compensation Committee adopted a policy that effective immediately the Company will not enter into any new agreements, or materially amend any existing agreements, with its executive officers that provide the executive officer with severance payments following a change in control of the Company, except in the case of a double-trigger termination event (i.e., upon the termination of the executive’s employment without cause or for good reason following a change in control).